Exhibit 10.6

TRIPARTITE SHARE PURCHASE / ALLOTMENT AGREEMENT

This Share Purchase Agreement (the “Agreement”) is executed in March, on this 19th day of 2020 between:

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD., a company incorporated in Territory of The British Virgin islands under the laws of British Virgin Islands having its registered office at 2nd Floor, 116 Main Street, Road Town, Tortola, British Virgin Islands, represented through its duly authorized signatory Mr. Dharmesh Pandya (hereinafter referred to as “LYTUS BVI”) which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the First Part;

AND

LITUUS TECHNOLOGIES PRIVATE LIMITED., a company incorporated in India under provisions of the Indian Companies Act, 1956 having its registered office at A-21, 1st Floor, Ghanshyam Industrial Estate, Off. Veera Desai Road, Andheri West, Mumbai 400053, represented through its duly authorized signatory Mr.Nimish Gulabrai Pandya (hereinafter referred to as “LITUUS TECH”) which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the Second Part;

AND

MR. NIMISH GULABRAI PANDYA, an Indian inhabitant, residing at A-1008, OBEROI SPLENDOR, JV LINK ROAD, JOGESHWARI EAST, Mumbai - 400060, Maharashtra, India, holding 14850 Equity Shares of LITUUS TECHNOLOGIES PRIVATE LIMITED and director of LITUUS TECHNOLOGIES PRIVATE LIMITED, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the Third Part.

AND

Mr. GIRISH BALDEOPRASAD PODAR, an Indian inhabitate, residing at B/101, LAKSHACHANDI APARTMENT, A. K. VAIDYA MARG, GOREGAON (EAST), Mumbai – 400 063, Maharashtra, India holding 150 Equity Shares of LITUUS TECHNOLOGIES PRIVATE LIMITED and director of LITUUS TECHNOLOGIES PRIVATE LIMITED, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the Forth Part.

The above said Companies and individuals are hereinafter referred to as “The Parties”.

WHEREAS:

A. LYTUS BVI is a private limited company engaged in the business of online services as outlined in its Memorandum of Association. The authorized share capital of the Company is $ 50,000/- USD Fifty Thousand Only) divided into 50,000 shares of $ 1/- each and the issued, subscribed and paid up share capital of the Company is $ 50,000/- USD Fifty Thousand Only) divided into 50,000 shares of $. 1/- each.

B. The current shareholding pattern of LITUUS TECH is as under:

Serial No.	Name of Shareholder	Number of shares held
1.	Dharmesh Gulabrai Pandya	50,000

C. LITUUS TECH is a private limited company engaged in the business of online services as outlined in its Memorandum of Association. The authorized share capital of the Company is Rs. 5,00,000/- Rupees Five Lakh Only) divided into 50,000 equity shares of Rs. 10/- each and the issued, subscribed and paid up share capital of the Company is Rs. 1,50,000/- Rupees One Lakh Fifty Thousand Only) divided into 15,000 equity shares of Rs. 10/- each.

D. The current shareholding pattern of LITUUS TECH is as under:

Serial No.	Name of Shareholder	Number of shares held
1.	Nimish Gulabrai Pandya	14,850
2.	Girish Baldeoprasad Podar	150

E. LITUUS TECH through its shareholders has discussed with LYTUS BVI, the sale of 15,000 equity shares of LITUUS TECH to LYTUS BVI currently held by its shareholders Mr. Nimish Gulabrai Pandya and Mr. Girish Baldeoprasad Podar.

F. LYTUS BVI has agreed to acquire 15,000 Equity Shares of LITUUS TECH at face value of Rs. 10/- (Rupees Ten Only), for a Purchase Price of Rs. 1,50,000/- (Rupees One Lakh Only) upon the terms and subject to the conditions contained herein.

G. LYTUS BVI seeks to bring in investment in the Online services business activities envisioned by LITUUS TECH.

H. LITUUS TECH shall create, allot and issue equity shares as per the provisions of the Companies Act, 2013, to facilitate investment by the Lytus BVI in the said business as and when such requirement arises upon the terms and subject to the conditions contained herein.

I. The Parties are entering into this Agreement in order to set out the rights and obligations of the Parties in relation to the acquisition and/or allotment of the Shares (as defined hereinafter) by LYTUS BVI and other matters in connection therewith, which they agree will be interpreted, acted upon and governed solely in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES AS SET FORTH IN THIS AGREEMENT, AND FOR OTHER GOOD AND VALUABLE CONISDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED BY THE PARTIES, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

1.1.1 “Act” means the Companies Act, 2013, as amended from time to time and shall include any statutory replacement or re-enactment thereof and the Rules made thereunder;

1.1.2 “Agreement” means this Share Purchase Agreement together with its annexures and schedules, as may be amended from time to time in accordance with the provisions contained herein;

1.1.3 “Board” means the board of directors of both the Companies which shall be deemed to include any Committee of the Board;

1.1.4 “Charter Documents” mean the Memorandum of Association and the Articles of Association of the Parties, or equivalent under applicable law;

1.1.5 “Closing and Closing Date” shall mean the completion of the transaction of acquisition of the Equity Shares by the LYTUS BVI within one year from the date this Agreement being the Closing Date in accordance with Clause 3 and Clause 4 hereof.

1.1.6 “Control” together with its grammatical variations when used with respect to any Person, means and includes the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of the vote carrying securities, by contract or otherwise howsoever;

1.1.7 “Equity Shares” means the issued and fully paid up equity shares of the Company, having a face value of Rs.10/- (Rupees Ten Only) each;

1.1.8 “Encumbrance” means any encumbrance including but not limited to any claim, mortgage, pledge, charge (fixed or floating), hypothecation, lien, deposit by way of security, bill of sale, option or right of pre-emption, beneficial ownership, right of retention of title or any form of security interest or any obligation (including any conditional obligation) to create any of the same, including without limitation, any discretion on the use, voting, transfer, receipt of income or other attributes of ownership;

1.1.9 “Purchase Price” means the aggregate sum required to be paid by the Lytus BVI (the Purchaser) to the Equity shareholders of Lituus Tech (Sellers) for the Purchase Shares;

1.1.10 “Purchased Shares” shall mean 15,000 equity shares of the Company to be purchased by the Purchaser, representing as on the date of this Agreement, 100% of the total paid up equity share capital of Lituus Tech.

1.1.11 “Representations and Warranties” shall mean the representation and warranties given by either Party to the other as contained in this Agreement and in any other document/letter/arrangement delivered by either party in connection with or pursuant to this Agreement.

1.2 Interpretation

1.2.1 The terms referred to in this Agreement shall, unless defined otherwise or inconsistent with the context or meaning thereof, bear the meaning ascribed to them under the relevant statute/legislation.

1.2.2 All references in this Agreement to the statutory provisions shall be construed as meaning and including references to:

i) Any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

ii) All statutory instruments or orders made pursuant to a statutory provision; and

iii) Any statutory provisions, of which these statutory provisions are a consolidation, re-enactment or modification.

1.2.3 Words denoting the singular shall include the plural.

1.2.4 Headings to clauses, sub-clauses and paragraphs are for information only and shall not form part of the operative provisions of this Agreement or the Annexures hereto and shall be ignored in construing the same.

1.2.5 References to recitals, clauses or annexures are, unless the context otherwise requires, to recitals, to clauses of, or annexures to this Agreement.

2. PURCHASE OF SHARES:

2.1 Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the mutual understanding between the Parties, LYTUS BVI hereby agrees to purchase, and the present shareholders of LITUUS TECH agree to transfer and deliver, and LITUUS TECH agrees to register the transfer, the 15,000 Equity Shares respectively held Mr. Nimish Gulabrai Pandya (14,850 Equity share of Rs. 10/ each) and Mr. Girish Baldeoprasad Podar (150 Equity share of Rs. 10/ each), free and clear of all Encumbrances and with all attached and accrued rights, for the consideration of Rs. 1,50,000/- (Rupees One Lakh Only) being the Purchase Price of 15,000 shares at a face value of Rs. 10/- (Rupees Ten Each) as full and final payment for the Purchase of Shares to the Sellers.

3. FURTHER ISSUE OF SHARE CAPITAL:

3.1 LYTUS BVI seeks to infuse investment in LITUUS TECH.

3.2 LITUUS TECH shall create, allot and issue equity shares as per the provisions of the Companies Act, 2013, to facilitate investment by the Lytus BVI in the said business as and when such requirement arises in one or more tranches.

3.3 Upon the terms and subject to the conditions set forth in this Agreement, in consideration of the mutual understanding between the Parties, LYTUS BVI hereby agrees to subscribe, and LITUUS TECH agrees to offer, create, allot and issue equity shares as per the provisions of the Companies Act, 2013, to facilitate investment by the Lytus BVI, each free and clear of all encumbrances and with all attached and accrued rights.

3.4 Upon execution of this Agreement, the new shareholding pattern of the Company shall be as described in Annexure 1 below.

4. REPRESENTATIONS AND WARRANTIES:

4.1 LYTUS BVI represents and warrants to the LITUUS TECH that:

4.1.1 it has the power and authority to execute and deliver this Agreement;

4.1.2 this Agreement has been duly authorized, executed and delivered by the LYTUS BVI and upon execution and delivery by LYTUS BVI, this Agreement shall be a legal, valid and biding obligation of the LYTUS BVI, enforceable with its terms; and

4.1.3 the execution and delivery of this Agreement by the LYTUS BVI does not violate any law, rule, regulation or order applicable to it or violate or contravene the provisions of or constitute a default under any documents, contracts, agreements or any other instruments to which it is a party or which are applicable to it.

4.2 LITUUS TECH and the Sellers represents and warrants to LYTUS BVI that:

4.2.1 Mr. Nimish Gulabrai Pandya and Mr. Girish Baldeoprasad Podar have a good and marketable title to the 15,000 Equity Shares, sold hereunder free from all encumbrances and clear of any and all liens. LITUUS TECH and its current shareholders Mr. Nimish Gulabrai Pandya and Mr. Girish Baldeoprasad Podar, are not a party to or bound by any option, sale agreement, shareholder agreement, pledge, proxy, power of attorney or other agreement or instrument which relates to the ownership, voting or transfer of any of the Shares held by Mr. Nimish Gulabrai Pandya and Mr. Girish Baldeoprasad Podar. LITUUS TECH has the sole and absolute right, power and authority to sell, assign and transfer the Equity Shares as provided in this Agreement. LYTUS BVI will acquire good and unencumbered title to the 15,000 Equity Shares, free and clear of all liens and/or encumbrances, and not subject to any adverse claim when acquired by LYTUS BVI pursuant to this Agreement;

4.2.2 Upon issue of Equity Shares at face value of Rs. 10/- (Rupees Ten Only)), to facilitate investment in the Lituus Tech, LYTUS BVI will acquire good and unencumbered title to such Equity Shares, free and clear from all liens and/or encumbrances, and not be subject to any adverse claim when acquired by LYTUS BVI pursuant to this Agreement;

4.2.3they will not enter into any commitment or transaction that could potentially adversely impact the transfer of the Equity Shares;

4.2.4 they will not do or permit anything which would constitute a breach of any terms of this Agreement;

4.2.5LITUUS TECH is not involved in, or has been threatened with, any material litigation filed or threatened to be filed against LITUUS TECH;

5. OBLIGATIONS OF LITUUS TECH AND LYTUS BVI:

5.1 LITUUS TECH accords its consent to the issue and purchase of the Equity Shares by LITUUS TECH to LYTUS BVI in accordance with this Agreement, and confirms that it shall, upon presentment of the share certificates, relevant transfer documents and subscription/allotment documents; take all necessary steps as are required in law and at the request of LYTUS BVI, including without limitation, take the following steps to ensure that the LYTUS BVI’s name is entered in its Register of Members as a legal and valid shareholder of the said Equity Shares and other related matters:

(i)	Change the object clause in the Memorandum of the Lituus Tech to incorporate the online services related activities as the main Object Clause to be pursued by the Lituus Tech;

(ii)	Convene a meeting of its Board of Directors (“Board”) and Extra Ordinary General Meeting of the shareholders at which the Board/Members shall pass resolutions, to approve the further issue of the Equity Shares of Rs 10/- each;

(iii)	enter the name of LYTUS BVI as the legal and beneficial owners of the said Equity Shares free of all encumbrances, in the Register of Members of the Company;

(iv)	record the transfer and allotment of the said Equity Shares to LYTUS BVI in the Register of Members and update Register of Transfer of LITUUS TECH;

(v)	make the necessary endorsements on the share certificates relating to and evidencing the said Shares indicating LYTUS BVI as the legal and beneficial owner of the said Shares evidenced there under; and

(vi)	if required make all necessary filings with any statutory authority including without limitation, Reserve Bank of India, the office of the Registrar of Companies in respect of the steps completed from (i) to (v) above.

6.2 LYTUS BVI agrees and undertakes that it shall exercise its voting rights in a meeting of shareholders of LITUUS TECH, in such manner, and cause the directors nominated by it on the Board of LITUUS TECH to exercise their votes in such manner, so as to cause the LITUUS TECH to give full legal effect to the terms of this Agreement, including but not limited to, for the purposes of amending the Charter Documents, of the LITUUS TECH, if required, to incorporate the terms of this Agreement.

6.3 LYTUS BVI shall not transfer by way sell or otherwise nor create any kind of lien, encumbrance on the said Equity shares unless previously approved by unanimous/ majority consent of both the Board of Directors of LITUUS TECH and LYTUS BVI.

7. INDEMNIFICATION:

7.1	Survival of Representations and Warranties

The representations and warranties of LITUUS TECH contained in Clause 5 shall survive the Closing Date. The covenants and agreements of LITUUS TECH and of LYTUS BVI, contained in this Agreement will survive the Closing Date until, by their own respective terms, they have been fully performed. Notwithstanding anything herein, any breach of representation or warranty contained in this Agreement made by any Party or any written information furnished by any Party that was made by such Party fraudulently or with intent to defraud or mislead or with gross negligence shall indefinitely survive the Closing.

7.2	Indemnification

LITUUS TECH shall indemnify LYTUS BVI and its assigns and nominees (hereinafter referred to as “Indemnified Party” in this clause) against, and agree to hold them harmless from, any and all liabilities, losses, costs, claims, damages, (including consequential damages), penalties and expenses (including lawyer’s fees and expenses and costs of investigation and litigation) incurred or suffered by them relating to or arising out of or in connection with the breach of any of the representations and warranties contained hereinabove.

8. MISCELLANEOUS PROVISIONS:

8.1	Amendments

This Agreement may be amended only by a writing signed by each of the Parties and any such amendment shall be effective only to the extent specifically set forth in such writing.

8.2	Assignment

Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other Party or Parties, save and except what is provided herein.

8.3	Counterparts

This Agreement and all agreements, certificates and documents to be delivered in connection herewith may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

8.4	Entire Agreement

This Agreement, together with the other agreements referred to herein and the schedules and exhibits attached hereto contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

8.5	Expenses

Except as otherwise specifically provided herein each Party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement.

8.6	Further Assurances

The Parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable governmental rules or reasonably requested by any Party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement. Without limiting the generality of the foregoing, each Party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of the other.

8.7	Governing Law

This Agreement shall be a contract under the laws of India and for all purposes shall be governed by and construed and enforced in accordance with the laws of India.

8.8	Notices

Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

(a)	shall be in writing;

(b)	shall be sent by messenger, certified or registered mail, a reliable express delivery service or email, to the appropriate address(es) or number(s) set forth below;

(c)	shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, or express delivery service; and

(d)	all such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days’ prior notice:

If to LITUUS TECH:

Attention: Mr. Nimish Pandya

Email ID: nimish.pandya@pandyajuris.com

If to LYTUS BVI:

Attention: Mr. Dharmesh Pandya

Email ID: dharmeshpandya@lituustech.in

If to Sellers:

Attention: Mr. Nimish Pandya

Email ID: nimish.pandya@pandyajuris.com

8.9	Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8.10	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective legal representatives, heirs, successors and permitted assigns.

8.11	Dispute resolution

If any dispute arises between the Parties hereto during the subsistence or thereafter, in connection with the validity, interpretation, implementation or alleged material breach of any provision of this Agreement or regarding any question, including the question as to whether the termination of this Agreement by one Party hereto has been legitimate, the Parties hereto shall endeavour to settle such dispute amicably.

8.12	Arbitration

In case of such failure the dispute shall be referred to a sole Arbitrator or in case of disagreement as to the appointment of the sole Arbitrator, to three (3) Arbitrators, of which LITUUS TECH shall appoint one (1) Arbitrator, LYTUS BVI shall appoint the second Arbitrator and the third Arbitrator shall be appointed by the two appointed Arbitrators.

8.13.1	The arbitration proceedings shall be governed by the Arbitration and Conciliation Act, 2015.

8.13.2	The Arbitration proceedings shall be held in Mumbai.

8.13.3	The Parties hereto shall submit to the Arbitrator’s award and the award shall be enforceable in any competent court of law.

8.14	Jurisdiction

This Agreement shall be subject to the exclusive jurisdiction of the Courts at Mumbai, only and no other Court shall have jurisdiction.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

SIGNED AND DELIVERED	)

By	)

LYTUS Technologies Holdings	)
PTV. LTD.	)

By the hand of Mr. Dharmesh Pandya	)	/s/ Dharmesh Pandya

The authorized signatory pursuant to	)
the Resolution Dated 16.03.2020 passed	)
by the Board of Directors of the	)
Company	)

In the presence of:	)

1.	)

)

2.	)

)

SIGNED AND DELIVERED	)

By the	)

LITUUS TECHNOLOGIES PRIVATE	)
LIMITED	)

By the hand of Mr. Nimish Pandya,	)	/s/ Nimish Pandya

The authorized signatory pursuant to	)
the Resolution Dated 18.03.2020 passed	)
by the Board of Directors of the	)
Company.	)

In the presence of:	)

1.	)

)

2.	)

SIGNED AND DELIVERED	)

by

Mr. Nimish Gulabrai Pandya		/s/ Nimish Pandya

In the presence of:	)

1.	)

)

2.	)

SIGNED AND DELIVERED	)

by

Mr. Girish Baldeoprasad Podar		/s/ Girish Baldeoprasad Podar

In the presence of:

1.	)

)

2.	)

Annexure I

Shareholding pattern (after the transfer of shares)

Serial No.	Name of Shareholder	Number of shares held
1.	Lytus Technologies Holdings PTV. LTD.	14,999
2.	Girish Baldeoprasad Podar As Registered Owner on behalf of Lytus Technologies Holdings PTV. LTD.	1

Signature of the Parties to Agreement;

Lytus Technologies Holdings PTV. LTD.	/s/ Dharmesh Pandya

Lituus Technologies Private Limited.	/s/ Nimish Pandya

Nimish Pandya	/s/ Nimish Pandya

Girish Podar	/s/ Girish Podar